UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2009

Superconductor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21074	77-0158076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (805) 690-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

[CONFORM TO FINAL TEXT OF PRESS RELEASE]

On August 4, 2009, Superconductor Technologies Inc. (the "Company") received a Nasdaq Staff Determination Letter stating that the Nasdaq Staff has determined that the Company should have obtained stockholder approval of its recent public offering under Nasdaq's change of control rule (Nasdaq Listing Rule 5635(b)) and requesting that the Company submit a compliance plan within 15 calendar days. Although the Company believes it complied with the applicable rules, it is in discussions with the NASDAQ staff to resolve the issue.

A copy of the press release issued by the Company announcing receipt of the notice from Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     EXHIBITS

99.1	Press release dated as of August 5, 2009 (The press release may also be found on the Company's website at www.suptech.com on the Investor Relations page.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: August 5, 2009	By:	/s/ WILLIAM J. BUCHANAN William J. Buchanan Controller